UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): September 10, 2007

BLUE COAT SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28139	91-1715963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

420 North Mary Avenue

Sunnyvale, California 94085

(408) 220-2200

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.

At the 2007 Annual Meeting of Stockholders of Blue Coat Systems, Inc. (the “Company”), which is scheduled for October 2, 2007, the Company’s stockholders will be asked to approve its 2007 Stock Incentive Plan. In the Company’s proxy statement relating to the 2007 Annual Meeting of Stockholders, dated August 28, 2007, the Company disclosed that if the 2007 Stock Incentive Plan is approved by the stockholders, it intends to terminate the 1999 Stock Incentive Plan, the 2000 Supplemental Stock Option Plan, the 1999 Director Option Plan, and the 2007 New Employee Stock Incentive Plan. In such event, no more awards will be made under those plans. No awards have been made under the 2007 Stock Incentive Plan.

As of August 31, 2007, there were 3,109,776 shares of the Company’s common stock subject to issuance upon the exercise of outstanding options, at a weighted average exercise price of $36.54, and with a weighted average remaining life of 7.36 years. In addition, there were 142,217 shares of the Company’s common stock subject to outstanding restricted stock and restricted stock unit awards that remain subject to forfeiture. There were 16,179,723 shares of the Company’s common stock issued and outstanding as of August 31, 2007.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE COAT SYSTEMS, INC.

DATE: September 10, 2007	By:	/s/ Kevin S. Royal
Kevin S. Royal
Chief Financial Officer (Principal Financial and Accounting Officer)